Exhibit 99.1

Transocean Inc.
Post Office Box 2765
Houston TX 77252 2765

Analyst Contact:	Gregory S. Panagos	News Release
	713-232-7551	FOR RELEASE: October 31, 2007
Media Contact:	Guy A. Cantwell
713-232-7647
TRANSOCEAN INC. REPORTS
THIRD QUARTER 2007 FINANCIAL RESULTS
     HOUSTON—Transocean Inc. (NYSE: RIG) today reported net income for the three months ended September 30, 2007 of $973 million, or $3.24 per diluted share, on record quarterly revenues of $1,538 million. The results compare to net income of $309 million, or $0.96 per diluted share, on revenues of $1,025 million, for the three months ended September 30, 2006.
     Third quarter 2007 results included after-tax income of $336 million, or $1.12 per diluted share, related to $276 million for the TODCO tax sharing agreement, $52 million for changes in estimated taxes, primarily foreign tax credits, and an $8 million gain resulting from the sale of the drilling barge Searex VI. For the quarter ended September 30, 2006, net income included $37 million, or $0.12 per diluted share, primarily from the sale of two tender-assist rigs.
     For the nine months ended September 30, 2007, net income totaled $2,075 million, or $6.91 per diluted share, on revenues of $4,300 million. For the same period last year, net income totaled $764 million, or $2.31 per diluted share, on revenues of $2,696 million. Results for the first nine months of 2007 include $369 million, or $1.22 per diluted share, including $33 million recognized during the first half of 2007 from rig sales and discrete tax items plus the $336 million recognized during the third quarter as noted above. For the nine months ended September 30, 2006, net income included $191 million, or $0.57 per diluted share, primarily from the sale of six rigs.
     Operations Quarterly Review
     Revenues for the three months ended September 30, 2007 increased 7.3 percent to $1,538 million compared to revenues of $1,434 million during the three months ended June 30, 2007. The quarter-to-quarter increase in revenues was primarily due to a higher average dayrate, partially offset by a slight reduction in days in service. The third quarter 2007 average dayrate reached a record high of $219,700, up 8.5 percent, compared to $202,400 during the second quarter 2007. The increase in average dayrate was experienced across all rig categories, primarily as a result of rigs commencing new contracts at the higher prevailing current dayrates.
     For the three months ended September 30, 2007, operating income before general and administrative expenses totaled $780 million, a 10.6 percent increase from $705 million reported for the second quarter 2007. The $75 million increase in operating income before general and administrative expense was due to higher revenues, driven by increased dayrates. Partially offsetting the higher third quarter 2007 revenues was $36 million in increased operating and maintenance expenses, primarily due to an increase in reimbursable costs and integrated service expenditures, as well as an increase in the number of maintenance projects.
     Field operating income(1) (defined as revenues less operating and maintenance expenses) increased 8.4 percent to $875 million for the third quarter 2007, compared to $807 million for the prior three-month period. The increase in third quarter 2007 field operating income was due chiefly to strong revenue growth combined with stable operating margins.

     Liquidity
     Cash flow from operations totaled $897 million for the third quarter 2007 compared to $289 million for the third quarter 2006. For the nine months ended September 30, 2007, cash flow from operations increased to $2,158 million compared to $733 million for the same period last year. As of September 30, 2007, total debt was $2,593 million, down $471 million compared to $3,064 as of June 30, 2007. The $471 million of debt reduction during the third quarter 2007 reflects the repayment of the company’s two-year term credit facility due August 2008.
     Effective Tax Rate
     The company’s Annual Effective Tax Rate(2) for the three months ended September 30, 2007 was 14.0 percent, excluding various discrete items. The Effective Tax Rate(3) of 5.1 percent for the third quarter 2007 reflects a $52 million favorable impact resulting primarily from changes in estimated foreign tax credit. The company currently expects the Annual Effective Tax Rate for the remainder of 2007 to be 14.6 percent.
     Conference Call Information
     Transocean will conduct a teleconference call at 10:00 a.m. Eastern Time on October 31, 2007. To participate, dial 913-981-5542 and refer to confirmation code 1852427 approximately five to 10 minutes prior to the scheduled start time of the call.
     In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company’s website at www.deepwater.com and selecting “Investor Relations/News & Events/Webcasts & Presentations.” A file containing four charts to be discussed during the conference call, titled “3Q07 Charts,” has been posted to the company’s website and can also be found by selecting “Investor Relations/News & Events/Webcasts & Presentations.” The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in the company’s New York Stock Exchange trading symbol, “RIG.”
     A telephonic replay of the conference call should be available after 1:00 p.m. Eastern Time on October 31, 2007 and can be accessed by dialing 719-457-0820 and referring to the passcode 1852427. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses.
     Forward-Looking Disclaimer
     Statements regarding our Annual Effective Tax Rate, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with international operations, future financial results, actions by customers and other third parties, factors affecting the supply and demand of drilling rigs, including newbuilds, reactivations and the reallocation of current rigs, factors affecting the duration of contracts including well-in-progress provisions, the actual amount of downtime, factors resulting in reduced applicable dayrates, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

     Transocean Inc. is the world’s largest offshore drilling contractor with a fleet of 82 mobile offshore drilling units. The company’s mobile offshore drilling fleet, consisting of a large number of high-specification deepwater and harsh environment drilling units, is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company’s fleet consists of 34 High-Specification Floaters (semisubmersibles and drillships), 19 Other Floaters, 25 Jackups and other assets utilized in the support of offshore drilling activities worldwide. With a current equity market capitalization $33.4 billion, Transocean Inc.’s ordinary shares are traded on the New York Stock Exchange under the symbol “RIG.”

(1)	For a reconciliation of operating income before general and administrative expense to field operating income, see the accompanying schedule entitled “Non-GAAP Financial Measures and Reconciliations — Operating Income Before General and Administrative Expense to Field Operating Income.”
(2)	Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18. See the accompanying schedule entitled “Effective Tax Rate Analysis.”

(3)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Effective Tax Rate Analysis.”

TRANSOCEAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating revenues
Contract drilling revenues	$1,455	$991	$4,088	$2,598
Other revenues	83	34	212	98

	1,538	1,025	4,300	2,696

Costs and expenses
Operating and maintenance	663	561	1,858	1,585
Depreciation	103	99	304	303
General and administrative	27	22	82	67

	793	682	2,244	1,955

Gain from disposal of assets, net	8	47	30	222

Operating income	753	390	2,086	963

Other income (expense), net
Interest income	7	4	17	14
Interest expense, net of amounts capitalized	(23)	(28)	(93)	(72)
Other, net	287	7	295	9

	271	(17)	219	(49)

Income before income taxes and minority interest	1,024	373	2,305	914
Income tax expense	52	64	230	150
Minority interest	(1)	—	—	—

Net income	$973	$309	$2,075	$764

Earnings per share
Basic	$3.36	$0.99	$7.17	$2.39
Diluted	$3.24	$0.96	$6.91	$2.31

Weighted average shares outstanding
Basic	290	312	289	320
Diluted	300	323	301	332

TRANSOCEAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$618	$467
Accounts receivable, net of allowance for doubtful accounts of $41 and $26 at September 30, 2007 and December 31, 2006, respectively	1,266	946
Materials and supplies, net of allowance for obsolescence of $21 and $19 at September 30, 2007 and December 31, 2006, respectively	179	160
Deferred income taxes, net	28	16
Other current assets	132	67

Total current assets	2,223	1,656

Property and equipment	11,460	10,539
Less accumulated depreciation	3,489	3,213

Property and equipment, net	7,971	7,326

Goodwill	2,187	2,195
Other assets	319	299

Total assets	$12,700	$11,476

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$406	$477
Accrued income taxes	156	98
Debt due within one year	1,018	95
Other current liabilities	419	369

Total current liabilities	1,999	1,039

Long-term debt	1,575	3,200
Deferred income taxes, net	57	54
Other long-term liabilities	566	343

Total long-term liabilities	2,198	3,597

Commitments and contingencies

Minority interest	1	4

Preference shares, $0.10 par value; 50,000,000 shares authorized, none issued and outstanding	—	—
Ordinary shares, $0.01 par value; 800,000,000 shares authorized, 290,802,699 and 292,454,457 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	3	3
Additional paid-in capital	7,780	8,044
Accumulated other comprehensive loss	(31)	(30)
Retained earnings (accumulated deficit)	750	(1,181)

Total shareholders’ equity	8,502	6,836

Total liabilities and shareholders’ equity	$12,700	$11,476

TRANSOCEAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Cash flows from operating activities
Net income	$973	$309	$2,075	$764
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	103	99	304	303
Share-based compensation expense	11	5	30	13
Gain from disposal of assets, net	(8)	(47)	(30)	(222)
Deferred income taxes	9	(7)	2	18
Deferred expenses, net	(4)	(40)	(17)	(95)
Deferred revenues, net	(20)	12	18	32
Other long-term liabilities	19	(4)	31	17
Other, net	(7)	(7)	(3)	(14)
Changes in operating assets and liabilities
Accounts receivable	(82)	(169)	(320)	(273)
Other current assets	3	15	(29)	(36)
Accounts payable and other current liabilities	(75)	76	65	167
Income taxes receivable/payable, net	(25)	47	32	59

Net cash provided by operating activities	897	289	2,158	733

Cash flows from investing activities
Capital expenditures	(305)	(434)	(1,060)	(710)
Proceeds from disposal of assets, net	21	95	62	298
Joint ventures and other investments, net	—	—	(3)	—

Net cash used in investing activities	(284)	(339)	(1,001)	(412)

Cash flows from financing activities
Borrowings under the Revolving Credit Facility, net	—	900	—	900
Proceeds from issuance of debt, net	—	1,000	—	1,000
Repayment of borrowings under Term Credit Facility	(470)	—	(700)	—
Release of escrow funds – Nautilus lease financing	—	30	—	30
Repurchase of ordinary shares	—	(1,751)	(400)	(2,351)
Proceeds from issuance of ordinary shares under share-based compensation plans, net	1	1	56	67
Tax benefit from issuance of ordinary shares under share-based compensation plans	23	—	33	—
Other, net	6	(5)	5	(5)

Net cash provided by (used in) financing activities	(440)	175	(1,006)	(359)

Net increase (decrease) in cash and cash equivalents	173	125	151	(38)

Cash and cash equivalents at beginning of period	445	282	467	445

Cash and cash equivalents at end of period	$618	$407	$618	$407

Transocean Inc.
Fleet Operating Statistics

	Operating Revenues (in millions) (1)
				Nine months ended
	Three months ended			Sept 30,
	September 30,	June 30,	September 30,
	2007	2007	2006	2007	2006
Contract Drilling Revenues
High-Specification Floaters:
Ultra Deepwater Floaters	$381	$336	$257	$1,057	$711
Other Deepwater Floaters	298	272	246	830	611
Other High-Specification Floaters	101	103	62	290	176
Total High-Specification Floaters	780	711	565	2,177	1,498
Other Floaters	412	403	218	1,193	551
Jackups	248	230	184	673	483
Other Rigs	15	16	24	45	66
Subtotal	1,455	1,360	991	4,088	2,598
Other Revenues
Client Reimbursable Revenues	32	29	30	92	77
Integrated Services and Other	51	45	4	120	21
Subtotal	83	74	34	212	98
Total Company	$1,538	$1,434	$1,025	$4,300	$2,696

	Average Dayrates (1)
				Nine months ended
	Three months ended			Sept 30,
	September 30,	June 30,	September 30,
	2007	2007	2006	2007	2006
High-Specification Floaters:
Ultra Deepwater Floaters	$323,200	$288,900	$246,000	$304,600	$223,700
Other Deepwater Floaters	$257,700	$228,400	$222,300	$240,600	$188,700
Other High-Specification Floaters	$316,400	$286,900	$181,500	$279,500	$172,000
Total High-Specification Floaters	$293,900	$262,100	$226,700	$273,600	$201,400
Other Floaters	$251,400	$226,300	$136,800	$233,500	$122,000
Jackups	$120,500	$117,900	$83,400	$114,600	$75,800
Other Rigs	$54,900	$57,200	$52,400	$54,100	$49,100
Total Drilling Fleet	$219,700	$202,400	$146,900	$206,800	$132,000

	Utilization (1)
				Nine months ended
	Three months ended			Sept 30,
	September 30,	June 30,	September 30,
	2007	2007	2006	2007	2006
High-Specification Floaters:
Ultra Deepwater Floaters	99%	98%	88%	98%	90%
Other Deepwater Floaters	79%	82%	75%	79%	75%
Other High-Specification Floaters	87%	99%	93%	95%	94%
Total High-Specification Floaters	87%	90%	82%	88%	83%
Other Floaters	89%	98%	86%	94%	78%
Jackups	90%	86%	96%	86%	93%
Other Rigs	98%	100%	76%	99%	64%
Total Drilling Fleet	89%	91%	87%	89%	83%

(1)	Average daily revenue is defined as contract drilling revenue earned per revenue earning day in the period. A revenue earning day is defined as a day for which a rig earns dayrate after commencement of operations. Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet.

Transocean Inc. and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Operating Income Before General and Administrative Expense
to Field Operating Income
(in millions)

	Three months ended			Nine months ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2007	2007	2006	2007	2006
Operating revenue	$1,538	$1,434	$1,025	$4,300	$2,696
Operating and maintenance expense	663	627	561	1,858	1,585
Depreciation	103	101	99	304	303
(Gain) loss from disposal of assets, net	(8)	1	(47)	(30)	(222)

Operating income before general and administrative expense	780	705	412	2,168	1,030
Add back (subtract): Depreciation	103	101	99	304	303
(Gain) loss from disposal of assets, net	(8)	1	(47)	(30)	(222)

Field operating income	$875	$807	$464	$2,442	$1,111

Transocean Inc. and Subsidiaries
Effective Tax Rate Analysis
(In millions)

	Three months ended			Nine months ended		Twelve months ended
	September 30,	June 30,	September 30,	September 30,		Dec. 31
	2007	2007	2006	2007	2006	2006
Income (Loss) before income taxes and minority interest	$1,024	$643	$373	$2,305	$914	$1,607
Add back (subtract):	$—	$—
(Gain) loss on disposal of assets, net	(9)	1	(44)	(31)	(219)	(410)
Income from TODCO tax sharing agreement	(276)	—	—	(276)	—	(51)

Adjusted income before income taxes	$739	$644	$329	$1,998	$695	$1,146

Income tax expense	$52	$93	$64	$230	$150	$222
Add back (subtract):
(Gain) loss on disposal of assets, net	—	—	(3)	(3)	(25)	(24)
Changes in estimates (1)	52	11	(4)	65	(3)	14

Adjusted income tax expense (2)	$104	$104	$57	$292	$122	$212

Effective tax rate (3)	5.1%	14.4%	17.1%	10.0%	16.4%	13.8%

Annual effective tax rate (4)	14.0%	16.1%	17.3%	14.6%	17.5%	18.5%

(1)	Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in deferred taxes, valuation allowances on deferred taxes and other tax liabilities.

(2)	The three months ended September 30, 2007 include $(4) million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate.

(3)	Effective Tax Rate is income tax expense divided by income before income taxes.

(4)	Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18.